Exhibit 99.1

Enova Reports Second Quarter 2022 Results

  Total revenue increased 6% sequentially in the second quarter of 2022 and 54% from the second quarter of 2021 to $408 million
  Strong second quarter profitability with diluted earnings per share of $1.56 and adjusted earnings per share of $1.64
  Total company originations were $1.1 billion, 5% higher sequentially
  Continued strong credit performance with consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables of 7.2% in the second quarter of 2022, compared to 7.6% in the first quarter of 2022
  At June 30, total liquidity exceeded $1 billion, including cash and marketable securities of $232 million and available capacity on committed facilities of $803 million
  Acquired approximately 743 thousand shares during the second quarter under the company's share repurchase program

CHICAGO, July 28, 2022 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and artificial intelligence, today announced financial results for the second quarter ended June 30, 2022.

"We are pleased to report continued strong loan growth and solid credit metrics across our portfolio," said David Fisher, Enova's Chief Executive Officer. "We have successfully demonstrated our ability to quickly adapt to changes, including shifting macro-economic conditions. We continue to see strength in consumers and small businesses as high employment and rising wages provides an ideal backdrop for solid credit performance. Looking forward, we are confident that our highly flexible, online-only business model and well-diversified portfolio positions us well to continue to drive profitable growth while also effectively managing risk."

Second Quarter 2022 Summary

  Total revenue of $408 million in the second quarter of 2022 increased 54% from $265 million in the second quarter of 2021.
  Net revenue margin of 65% in the second quarter of 2022 compared to 98% in the second quarter of 2021.
  Net income attributable to Enova International, Inc. of $52 million, or $1.56 per diluted share, in the second quarter of 2022 compared to $80 million, or $2.10 per diluted share, in the second quarter of 2021.
  Second quarter 2022 adjusted EBITDA, a non-GAAP measure, of $102 million compared to $135 million in the second quarter of 2021.
  Adjusted earnings of $55 million, or $1.64 per diluted share, both non-GAAP measures, in the second quarter of 2022 compared to adjusted earnings of $86 million, or $2.26 per diluted share, in the second quarter of 2021.

"As we have moved into a normalized post-pandemic economy, we have continued to grow our portfolio with attractive unit economics," said Steve Cunningham, CFO of Enova. "Additionally, we meaningfully increased our funding capacity during the quarter at attractive terms and now have more than $1 billion in available liquidity. Our solid balance sheet gives us the financial flexibility to successfully navigate a range of operating environments and to continue to deliver on our commitment to long-term shareholder value through both continued investments in our business as well as share repurchases."

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its second quarter 2022 results at 4 p.m. Central Time / 5 p.m. Eastern Time today, July 28th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until August 4, 2022, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 3569902.

About Enova

Enova International (NYSE: ENVA) is a leading financial technology company providing online financial services through its artificial intelligence and machine learning powered lending platform. Enova serves the needs of non-prime consumers and small businesses, who are frequently underserved by traditional banks. Enova has provided more than 7 million customers with over $40 billion in loans and financing with market leading products that provide a path for them to improve their financial health. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for transaction-related costs, other nonoperating expenses and equity method investment income shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	June 30,		December 31,
	2022	2021	2021
Assets
Cash and cash equivalents	$144,090	$394,353	$165,477
Restricted cash	69,664	52,806	60,406
Loans and finance receivables at fair value	2,460,851	1,408,703	1,964,690
Income taxes receivable	44,597	337	51,104
Other receivables and prepaid expenses	58,859	48,476	52,274
Property and equipment, net	88,648	80,430	78,402
Operating lease right-of-use assets	21,301	37,752	23,101
Goodwill	279,275	279,275	279,275
Intangible assets, net	31,417	39,472	35,444
Other assets	54,468	53,185	51,310
Total assets	$3,253,170	$2,394,789	$2,761,483
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$169,530	$140,571	$156,102
Operating lease liabilities	36,962	64,233	40,987
Deferred tax liabilities, net	97,932	66,740	86,943
Long-term debt	1,840,665	1,028,488	1,384,399
Total liabilities	2,145,089	1,300,032	1,668,431
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 44,165,233, 43,185,473 and 43,423,572 shares issued and 32,183,324, 36,872,424 and 34,144,012 outstanding as of June 30, 2022 and 2021 and December 31, 2021, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	239,187	211,548	225,689
Retained earnings	1,210,605	1,005,563	1,105,761
Accumulated other comprehensive loss	(7,481)	(6,011)	(8,540)
Treasury stock, at cost (11,981,909, 6,313,049 and 9,279,560 shares as of June 30, 2022 and 2021 and December 31, 2021, respectively)	(334,230)	(117,439)	(229,858)
Total Enova International, Inc. stockholders' equity	1,108,081	1,093,661	1,093,052
Noncontrolling interest	—	1,096	—
Total stockholders' equity	1,108,081	1,094,757	1,093,052
Total liabilities and stockholders' equity	$3,253,170	$2,394,789	$2,761,483

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$407,990	$264,720	$793,721	$524,164
Change in Fair Value	(143,418)	(5,587)	(260,460)	(26,665)
Net Revenue	264,572	259,133	533,261	497,499
Operating Expenses
Marketing	91,551	55,254	184,722	83,822
Operations and technology	42,262	35,035	82,992	70,662
General and administrative	33,690	38,675	68,218	82,764
Depreciation and amortization	7,584	7,460	17,098	14,087
Total Operating Expenses	175,087	136,424	353,030	251,335
Income from Operations	89,485	122,709	180,231	246,164
Interest expense, net	(24,950)	(19,416)	(47,433)	(39,330)
Foreign currency transaction gain (loss)	21	(240)	(293)	(274)
Equity method investment income	6,323	1,471	6,651	2,029
Other nonoperating expenses	(1,091)	(750)	(1,091)	(1,128)
Income before Income Taxes	69,788	103,774	138,065	207,461
Provision for income taxes	17,387	23,224	33,221	50,940
Net income before noncontrolling interest	52,401	80,550	104,844	156,521
Less: Net income attributable to noncontrolling interest	—	373	—	424
Net income attributable to Enova International, Inc.	$52,401	$80,177	$104,844	$156,097
Earnings Per Share attributable to Enova International, Inc.:
Earnings per common share:
Basic	$1.61	$2.18	$3.18	$4.28
Diluted	$1.56	$2.10	$3.07	$4.13
Weighted average common shares outstanding:
Basic	32,497	36,801	32,933	36,457
Diluted	33,484	38,142	34,181	37,816

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Six Months Ended June 30,
	2022	2021
Total cash flows provided by operating activities	$392,174	$219,930
Cash flows from investing activities
Loans and finance receivables	(736,736)	(184,206)
Acquisitions	—	(28,358)
Capitalization of software development costs and purchases of fixed assets	(23,311)	(14,402)
Sale of a subsidiary	8,713	—
Other investing activities	—	25
Total cash flows used in investing activities	(751,334)	(226,941)
Cash flows provided by financing activities	347,062	84,594
Effect of exchange rates on cash, cash equivalents and restricted cash	(31)	376
Net (decrease) increase in cash, cash equivalents and restricted cash	(12,129)	77,959
Cash, cash equivalents and restricted cash at beginning of year	225,883	369,200
Cash, cash equivalents and restricted cash at end of period	$213,754	$447,159

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended March 31, 2022 and 2021.

Three Months Ended June 30,	2022	2021	Change
Ending combined loan and finance receivable principal balance:
Company owned	$2,300,656	$1,366,880	$933,776
Guaranteed by the Company(a)	11,873	8,284	3,589
Total combined loan and finance receivable principal balance(b)	$2,312,529	$1,375,164	$937,365
Ending combined loan and finance receivable fair value balance:
Company owned	$2,460,851	$1,408,703	$1,052,148
Guaranteed by the Company(a)	17,860	10,824	7,036
Ending combined loan and finance receivable fair value balance(b)	$2,478,711	$1,419,527	$1,059,184
Fair value as a % of principal(c)	107.2%	103.2%	4.0%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$2,377,514	$1,416,533	$960,981
Guaranteed by the Company(a)	13,997	9,655	4,342
Ending combined loan and finance receivable balance(b)	$2,391,511	$1,426,188	$965,323
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$2,255,200	$1,320,082	$935,118
Guaranteed by the Company(a)(d)	12,591	7,585	5,006
Average combined loan and finance receivable balance(a)(d)	$2,267,791	$1,327,667	$940,124

Revenue	$402,952	$260,073	$142,879
Change in fair value	(141,842)	(4,630)	(137,212)
Net revenue	261,110	255,443	5,667
Net revenue margin	64.8%	98.2%	(33.4)%

Delinquencies:
>30 days delinquent	$121,459	$81,883	$39,576
>30 days delinquent as a % of loan and finance receivable balance(c)	5.1%	5.7%	(0.6)%

Charge-offs:
Charge-offs (net of recoveries)	$162,391	$32,152	$130,239
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	7.2%	2.4%	4.8%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to Enova International, Inc.	$52,401	$80,177	$104,844	$156,097
Adjustments:
Transaction-related costs(a)	—	12	—	1,424
Equity method investment income(b)	(6,323)	—	(6,323)	—
Other nonoperating expenses(c)	1,091	750	1,091	1,128
Intangible asset amortization	2,014	1,684	4,027	2,835
Stock-based compensation expense	5,133	5,250	10,500	11,054
Foreign currency transaction (gain) loss	(21)	237	293	271
Cumulative tax effect of adjustments	624	(2,053)	(1,303)	(4,262)

Adjusted earnings	$54,919	$86,057	$113,129	$168,547

Diluted earnings per share	$1.56	$2.10	$3.07	$4.13

Adjusted earnings per share	$1.64	$2.26	$3.31	$4.46

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to Enova International, Inc.	$52,401	$80,177	$104,844	$156,097
Depreciation and amortization expenses(d)	7,584	7,457	17,098	14,078
Interest expense, net(d)	24,950	19,292	47,433	39,047
Foreign currency transaction (gain) loss	(21)	237	293	271
Provision for income taxes	17,387	23,224	33,221	50,940
Stock-based compensation expense	5,133	5,250	10,500	11,054
Adjustments:
Transaction-related costs(a)	—	12	—	1,424
Equity method investment income(b)	(6,323)	(1,471)	(6,651)	(2,029)
Other nonoperating expenses(c)	1,091	750	1,091	1,128

Adjusted EBITDA	$102,202	$134,928	$207,829	$272,010

Adjusted EBITDA margin calculated as follows:
Total Revenue	$407,990	$264,720	$793,721	$524,164
Adjusted EBITDA	102,202	134,928	207,829	272,010
Adjusted EBITDA as a percentage of total revenue	25.1%	51.0%	26.2%	51.9%

(a)	In the first quarter of 2021, the Company incurred expenses totaling $1.4 million ($1.1 million net of tax) related to acquisitions and a divestiture of a subsidiary.
(b)

In the second quarter of 2022, the Company recorded equity method investment income of $6.3 million ($3.6 million net of tax) that was comprised primarily of a gain of $11.0 million on an equity method investment, partially offset by a $4.4 million loss on the sale of another equity method investment.

(c)

In the first quarter of 2021, the Company recorded other nonoperating expense of $0.4 million ($0.3 million net of tax) related to the repurchase of securitization notes. In the second quarter of 2021 and the second quarter of 2022, the Company recorded other nonoperating expenses of $0.8 million ($0.6 million net of tax) and $1.1 million ($0.8 million net of tax), respectively, related to incomplete transactions.

(d)	Excludes amounts attributable to noncontrolling interests.

For further information: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com; Investor Relations Contact: Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com; Monica Gould, Office: (212) 871-3927, Email: IR@enova.com